SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2006
PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19253 (Commission File Number)	04-2723701 (IRS Employer Identification No.)

6710 Clayton Road Richmond Heights, MO (Address of principal executive offices)	63117 (Zip Code)
314-633-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b) )

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.14d-2 (b))

Item 9.01  Regulation FD Disclosure.
Panera Bread Company will participate in two investor conferences in March 2006. Executives of Panera will give a presentation at the Raymond James 27th Annual Institutional Investors Conference to be held in Orlando, Florida on Tuesday, March 7, 2006 at 1:40 P.M. Eastern Time.
Executives of Panera will also give a presentation at the Bank of America Consumer Conference to be held in New York City on Tuesday, March 14, 2006 at 3:20 P.M. Eastern Time.
Each of the conference presentations will be webcast live. To access the webcast, listeners should go to the Investor Relations section of the Company’s website at http://www.panerabread.com/about_investor.aspx approximately 15 minutes prior to the event to register and download any necessary software. For those unable to listen to the live webcast, a replay of each of the conference presentations will be available for 30 days on the Company’s website.
The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of the section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. Panera Bread Company disclaims any intention or obligation to update or revise this information.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
By:	/s/ Mark E. Hood
	Name:	Mark E. Hood
	Title:	Senior Vice President, Chief Financial Officer

Date: February 24, 2006